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                                                                  EXHIBIT 99-31
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                               SIXTH AMENDMENT TO
                            1988 AMENDED AND RESTATED
                       NUCLEAR FUEL HEAT PURCHASE CONTRACT


                  Sixth Amendment, dated as of August 28, 1997 (this "Sixth Amendment"), to the 1988 Amended and Restated Nuclear Fuel Heat Purchase Contract dated as of October 4, 1988, as amended by First, Second, Third, Fourth and Fifth Amendments thereto dated as of February 1, 1990, September 1, 1993, August 31, 1994, March 8, 1996 and August 29, 1996 respectively (as so amended, the "Contract"), between RENAISSANCE ENERGY COMPANY, a Delaware corporation ("Fuel Company") and THE DETROIT EDISON COMPANY, a Michigan corporation ("Utility").

                              W I T N E S S E T H:


                  Whereas, the Fuel Company is a party to (i) a $200,000,000 364 Day Credit Agreement dated as of September 1, 1993, as amended by a First Amendment thereto dated as of September 1, 1994, extension letters from the Banks to the Fuel Company dated June 30, 1995, a Third Amendment thereto dated March 8, 1996 and a Fourth Amendment thereto dated August 29, 1996, among the Fuel Company, the Utility, Barclays Bank PLC, New York Branch, as agent (the "Agent") and the banks signatory thereto (the "Banks") (as so amended, the "364 Day Credit Agreement"); and (ii) a $200,000,000 Multi-Year Credit Agreement dated as of September 1, 1993, as amended by a First Amendment thereto dated as of September 1, 1994, extension letters from the Banks to the Fuel Company dated June 30, 1995, a Third Amendment thereto, dated March 8, 1996 and a Fourth Amendment thereto, dated September 1, 1996, among the Fuel Company, the Utility, the Agent and the Banks (as so amended, the "Multi-Year Credit Agreement"; the 364 Day Credit Agreement and the Multi-Year Credit Agreement, collectively, the "Credit Agreement");

                  Whereas, each of the 364 Day Credit Agreement and the Multi-Year Credit Agreement, respectively, are being amended by Fifth Amendments thereto (collectively, the "Credit Agreement Amendments");

                  Whereas, it is a condition precedent to the effectiveness of the Credit Agreement Amendments that the Utility and Fuel Company enter into this Sixth Amendment.






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                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Fuel Company and the Utility agree as follows:

                  Section 1. Defined Terms. All capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Contract.

                  Section 2. Amendments to Contract. Section 2(b) of the Contract is hereby amended to read in its entirety as follows:

                        "(b)   The term of this Contract shall, unless
sooner terminated pursuant to the provisions hereof, end at 12:00 midnight, New York time, on the Expiration Date. The Expiration Date in effect on the date hereof is August 27, 1998. Subject to the proviso below, the Utility shall have the right to renew this Contract for subsequent terms by designating in writing to the Fuel Company, within 90 days prior to the then current Expiration Date, a new Expiration Date; provided, however, that the Expiration Date for such renewal term shall be, (i) in the event the Michigan Public Service Commission (the "MPSC") has authorized this Contract, not later than September 1, 2001 (an "Outside Expiration Date") or (ii) if the MPSC has not authorized this Contract, not later than the earlier to occur of the Outside Expiration Date and twelve months from the then current Expiration Date; and provided, further, that (i) no material adverse change shall have occurred (except such as may have occurred in the ordinary course of the Utility's business) in the financial condition or results of operations of Utility since the most recent financial statements of the Utility delivered to the Borrower, and (ii) no Event of Default (as defined herein or as defined in any Credit Agreement) or other event which with the giving of notice or lapse of time, or both, would constitute such an Event of Default shall have occurred and be continuing."

                  Section 3.        Miscellaneous.

                        (a) Each of Utility and Fuel Company hereby represents and warrants as to itself that this Sixth Amendment has been duly authorized by all necessary corporate action on its part and this Sixth Amendment has been duly and validly executed and delivered by itself and constitutes its respective legal, valid and binding obligation, enforceable in accordance with the terms of this Sixth Amendment.

                        (b)    Except as amended hereby, the terms of
the Contract shall continue in full force and effect and is hereby ratified and confirmed in all respects as so amended.



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                       (c)     This Sixth Amendment shall be governed by and
construed in accordance with the laws of the State of New York without reference to principles of conflicts of laws.

                       (d)     This Sixth Amendment may be signed in
any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, Utility and Fuel Company have caused this Sixth Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                                      RENAISSANCE ENERGY COMPANY



                                                     By:
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                                                     Title:


                                                      THE DETROIT EDISON COMPANY



                                                     By:
                                                        ------------------------
                                                     Title:




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